EXHIBIT  11.0

                               PIZZA INN, INC.
                     COMPUTATION OF NET INCOME PER SHARE
                   (In thousands, except per share amounts)
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



                                                                  Year Ended
                                                         --------------------------------
                                                          June 29,    June 30,   June 25,
                                                            1997        1996        1995
                                                         ---------  -----------  --------

PRIMARY
------------------------------------------------

NET INCOME                                            $   4,528  $     3,908  $   3,198
                                                         ======      =======     ======

COMMON SHARES OUTSTANDING                                12,873       13,209     13,869
COMMON SHARES EQUIVALENTS:
     Net shares issuable upon exercise of stock
     options (computed by the "Treasury Stock
     Method")                                               834          798        365
                                                       ---------  -----------    -------
Weighted average shares and equivalent
shares for primary earnings per share                    13,707       14,007     14,234
                                                        =======     ========     ======

NET INCOME PER SHARE                                  $    0.33  $      0.28  $    0.22
                                                        =======     ========     ======
FULLY DILUTED
------------------------------------------------

COMMON SHARES OUTSTANDING                                12,873       13,209     13,869

COMMON SHARES EQUIVALENTS:
     Net shares issuable upon exercise of stock
     options (computed by the "Treasury Stock
     Method")                                               855          924        365
                                                      ---------  -----------  ---------

Weighted average shares and equivalent
shares for fully diluted earnings per share              13,728       14,133     14,234
                                                         ======      =======     ======
NET INCOME PER SHARE                                  $    0.33  $      0.28  $    0.22
                                                         ======      =======     ======
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